INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                     (In millions, except per share amounts)

                                                  Three Months Ended           Nine Months Ended
                                                     September 30,                September 30,
                                                 ---------------------       ---------------------
                                                   2000         1999           2000          1999
                                                 -------       -------       -------       -------
Earnings before extraordinary items              $   175       $   145       $   689       $   119

Effect of dilutive securities

  Preferred securities of subsidiary trust                                        12
                                                 -------       -------       -------       -------
Earnings before extraordinary items
  - assuming dilution                            $   175       $   145       $   701       $   119
                                                 =======       =======       =======       =======

Average common shares outstanding                  481.6         413.5         438.9         412.9

Effect of dilutive securities

  Preferred securities of subsidiary trust                                       8.3

  Long-term incentive plan deferred
    compensation

  Stock options                                      0.1           3.3           0.3           3.3
                                                 -------       -------       -------       -------
Average common shares outstanding
  - assuming dilution                              481.7         416.8         447.5         416.2
                                                 =======       =======       =======       =======
Earnings per common share before
  extraordinary items                            $  0.36       $  0.35       $  1.57       $  0.29
                                                 =======       =======       =======       =======
Earnings per common share before
  extraordinary items - assuming dilution        $  0.36       $  0.35       $  1.57       $  0.29
                                                 =======       =======       =======       =======

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.